HARLAND CLARKE HOLDINGS CORP.
REPORTS FULL YEAR AND FOURTH QUARTER 2011 RESULTS

San Antonio, TX - March 21, 2012 - Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or the "Company") today reported results for the fourth quarter and twelve months ended December 31, 2011. In addition, Harland Clarke Holdings filed its Annual Report on Form 10-K with the Securities and Exchange Commission today.

On December 21, 2011, the Company's parent, M & F Worldwide ("M & F Worldwide") merged with an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. (the "MacAndrews Acquisition").

Fourth Quarter Highlights

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Net revenues of $403.7 million, down $2.7 million, or 0.7%, as compared to the fourth quarter of 2010. The Harland Clarke segment delivered a third consecutive quarter of sequential revenue growth driven by growth in marketing services products, increases in non-financial institution checks and an improvement in the rate of check unit decline as compared to first half of 2011 and full year 2010.

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Operating loss of $56.0 million, down $124.2 million as compared to the fourth quarter of 2010. The operating loss for the fourth quarter of 2011 included non-cash impairment charges of $109.2 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, a negative impact of $12.7 million associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $9.8 million for these recent acquisitions as compared to the fourth quarter of 2010, and charges of $7.9 million for non-cash fair value adjustments related to the MacAndrews Acquisition.

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Net loss of $79.9 million, down $106.3 million as compared to the fourth quarter of 2010. The net loss for the fourth quarter of 2011 included non-cash impairment charges of $109.2 million ($93.3 million after tax) primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, as well as a negative impact of $12.7 million ($7.7 million after tax) associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $9.8 million for these recent acquisitions as compared to the fourth quarter of 2010.

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Adjusted EBITDA(1) of $111.6 million for the fourth quarter of 2011, down $5.5 million, or 4.7%, as compared to the fourth quarter of 2010. The adjusted EBITDA impact of the GlobalScholar and Spectrum K12 acquisitions was a negative impact of $6.2 million for the fourth quarter of 2011, which represents an incremental loss of $4.6 million for these recent acquisitions as compared to the fourth quarter of 2010.

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(1)Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income, or operating income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Fourth Quarter 2011 Performance

Consolidated Results

Consolidated net revenues decreased by $2.7 million, or 0.7%, to $403.7 million for the fourth quarter of 2011 from $406.4 million for the fourth quarter of 2010. The decrease was primarily due to volume declines at the Harland Clarke and Scantron segments and a non-cash change in the recognition of revenue for certain product lines due to undelivered elements within multiple-element contracts for those product lines at the Harland Financial Solutions segment, partially offset by a one-time payment from the loss of a client at the Harland Clarke segment and incremental revenues from acquired businesses at the Harland Financial Solutions and Scantron segments. Net revenues included charges for non-cash fair value adjustments of $4.0 million related to the MacAndrews Acquisition.

Operating income decreased by $124.2 million to an operating loss of $56.0 million for the fourth quarter of 2011 from operating income of $68.2 million for the fourth quarter of 2010. The decrease was primarily due to non-cash impairment charges of $109.2 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, a negative impact of $12.7 million associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $9.8 million for these recent acquisitions as compared to the fourth quarter of 2010, and charges of $7.9 million for non-cash fair value adjustments related to the MacAndrews Acquisition.

Net income decreased by $106.3 million to a net loss of $79.9 million for the fourth quarter of 2011 from net income of $26.4 million for the fourth quarter of 2010. The decrease was primarily due to the non-cash impairment charges of $109.2 million ($93.3 million after tax), which represents an increase of $108.0 million as compared to the fourth quarter of 2010, the negative impact of $12.7 million ($7.7 million after tax) associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $9.8 million as compared to the fourth quarter of 2010, and a $1.7 million ($1.0 million after tax) increase in interest expense due to amortization of acquisition accounting-related fair value adjustments to debt.

Adjusted EBITDA decreased by $5.5 million, or 4.7%, to $111.6 million for the fourth quarter of 2011 from $117.1 million for the fourth quarter of 2010. The adjusted EBITDA impact of the GlobalScholar and Spectrum K12 acquisitions was a negative impact of $6.2 million for the fourth quarter of 2011, which represents an incremental loss of $4.6 million for these recent acquisitions as compared to the fourth quarter of 2010. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income, or operating income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results
Net revenues for the Harland Clarke segment increased by $5.3 million, or 1.9%, to $289.6 million for the fourth quarter of 2011 from $284.3 million for the fourth quarter of 2010. The increase was primarily due to a one-time payment of $6.5 million resulting from the loss of a client and an increase in revenues per unit that increased revenue by $6.3 million. The Harland Clarke segment delivered a third consecutive quarter of sequential revenue growth driven by growth in marketing services products and increases in non-financial institution checks. The increase in revenue was partially offset by volume declines in check and related products that reduced net revenues by $7.9 million, though check unit declines in the fourth quarter of 2011 and the second half of 2011 showed an improvement in the rate of check unit decline as compared to first half of 2011 and full year 2010. Net revenues in 2011 included charges for non-cash fair value adjustments to deferred revenue and client incentives of $1.5 million related to the MacAndrews Acquisition. Operating income for the Harland Clarke segment increased by $1.4 million, or 2.5%, to $56.5 million for the fourth quarter of 2011 from $55.1 million for the fourth quarter of 2010. The increase in operating income was primarily due to the one-time payment from the loss of a client, the increased revenues per unit, lower depreciation and amortization, a decrease in labor costs primarily relating to restructuring activities and a decrease in asset impairment charges. The increase in operating income was partially offset by volume declines in checks and related products, timing of employee-related expenses, and charges of $4.5 million for non-cash fair value adjustments related to the MacAndrews Acquisition.

Net revenues for the Harland Financial Solutions segment decreased by $6.3 million, or 8.7%, to $66.1 million for the fourth quarter of 2011 from $72.4 million for the fourth quarter of 2010. The decrease was primarily due to a non-cash change in the recognition of revenue for certain product lines due to undelivered elements within multiple-element contracts for those product lines, which reduced net revenues by $4.4 million, charges for non-cash fair value acquisition accounting adjustments to deferred revenue of $2.0 million related to the MacAndrews Acquisition and a decrease in maintenance revenues of $1.0 million, partially offset by incremental revenue of $1.5 million from the Parsam acquisition that was completed in December 2010. Operating income for the Harland Financial Solutions segment decreased by $3.5 million, or 29.2%, to $8.5 million for the fourth quarter of 2011 from $12.0 million for the fourth quarter of 2010. The decrease in operating income was primarily due to a non-cash charge of $3.2 million related to the change in recognition of revenue for certain product lines and charges of $2.7 million for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and the Parsam acquisition. These decreases to operating income were partially offset by a reduction in direct employee costs and a reduction in restructuring costs.

Net revenues for the Scantron segment decreased by $1.9 million, or 3.8%, to $48.3 million for the fourth quarter of 2011 from $50.2 million for the fourth quarter of 2010. Revenues from the GlobalScholar and Spectrum K12 acquisitions contributed incremental net revenues of $3.2 million. This increase was offset by volume declines in sales of forms that decreased net revenues by $1.9 million, a reduction in sales of a web-based solution that reduced net revenues by $0.8 million, a $0.7 million decrease in sales of survey solutions, a $0.6 million decrease in field services installations and maintenance, and a $0.5 million charge for non-cash fair value acquisition accounting adjustments to deferred revenue related to the MacAndrews Acquisition. Net revenues for the fourth quarter of 2011 included charges for non-cash fair value acquisition accounting adjustments to deferred revenue of $2.0 million related to the GlobalScholar and Spectrum K12 acquisitions and $0.5 million related to the MacAndrews Acquisition. In addition, the current accounting for revenue recognition for Scantron's recent acquisitions results in a substantial deferral of revenue into future periods for amounts that are billed and collected, while costs related to these sales, with the exception of direct implementation costs, are recognized in the current period. Deferred revenue related to GlobalScholar and Spectrum K12 increased by $1.6 million during the fourth quarter of 2011. Operating income for the Scantron segment decreased by $124.0 million, to an operating loss of $117.7 million in the fourth quarter of

2011 from operating income of $6.3 million in the fourth quarter of 2010. The decrease in operating income was primarily due to non-cash impairment charges of $109.1 million related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, a negative impact of $12.7 million associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $9.8 million for these recent acquisitions as compared to the fourth quarter of 2010, volume declines and the impact of the acquisition accounting adjustments. Operating income for the fourth quarter of 2011 and 2010 includes charges of $2.7 million and $1.1 million, respectively, for non-cash fair value adjustments related to acquisition accounting.

Full Year 2011 Performance

Consolidated Results

Consolidated net revenues decreased by $50.2 million, or 3.0%, to $1,621.0 million for 2011 from $1,671.2 million for 2010. The decrease was primarily due to volume declines for the Harland Clarke and Scantron segments, partially offset by increased revenues for the Harland Financial Solutions segment and incremental revenues associated with the businesses acquired in the GlobalScholar and Spectrum K12 acquisitions. The rate of check unit decline for the Harland Clarke segment improved in the second half of 2011 as compared to the first half of 2011 and full year 2010.

Operating income decreased by $138.3 million, or 46.6%, to $158.4 million for 2011 from $296.7 million for 2010. The decrease was primarily due to non-cash impairment charges of $111.6 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, a negative impact of $54.9 million associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $50.5 million for these recent acquisitions as compared to 2010, and charges of $7.9 million for non-cash fair value adjustments related to the MacAndrews Acquisition. These items were partially offset by a decrease in the fair value of accrued contingent consideration related to the GlobalScholar, Spectrum K12, Parsam and SubscriberMail acquisitions that resulted in a non-cash gain of $24.3 million in 2011 and a $9.7 million decrease in restructuring costs.

Net income decreased by $91.0 million, or 79.7%, to $23.2 million for 2011 from $114.2 million for 2010. The decrease was primarily due to the non-cash impairment charges of $111.6 million ($94.7 million after tax), which represents an increase of $107.9 million as compared to the prior year and the negative impact of $54.9 million ($33.5 million after tax) associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $50.5 million as compared to the prior year. These decreases were partially offset by a $24.6 million non-cash gain for changes in the fair value of contingent consideration arrangements, of which $22.8 million is not subject to income taxes. Additionally, 2011 included a one-time gain of $13.2 million ($9.5 million after tax) on the sale of marketable securities.

Adjusted EBITDA decreased by $43.0 million, or 8.9%, to $441.8 million for 2011 from $484.8 million for 2010. During the second half of 2011, business results improved with adjusted EBITDA down $8.7 million, or 3.7%, as compared to the second half of 2010, with $11.7 million of the decline due to incremental losses from the businesses acquired in the GlobalScholar and Spectrum K12 acquisitions. The adjusted EBITDA impact of the GlobalScholar and Spectrum K12 acquisitions was a negative impact of $25.5 million in 2011, which represents an incremental loss of $23.6 million for these recent acquisitions as compared to 2010. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income, or operating income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

Net revenues for the Harland Clarke segment decreased by $56.3 million, or 4.7%, to $1,134.9 million in 2011 from $1,191.2 million in 2010. The decrease was primarily due to volume declines in check and related products that reduced net revenues by $49.6 million. During 2011, and in particular during the second half of 2011, the Harland Clarke segment experienced an improvement in the rate of check unit decline as compared to first half of 2011 and full year 2010. This improvement in unit volume declines helped the Harland Clarke segment revenues for the second half of 2011 to be relatively flat to the second half of 2010 and up compared to the first half of 2011. Also reducing revenues was a $10.9 million decrease resulting from a decline in sales of a survey solution to assist financial institutions with the implementation of new federal regulations in 2010. The decline in revenue was partially offset by an increase in revenues per unit that increased net revenues by $4.2 million. Net revenues in 2011 included revenue for a one-time payment of $6.5 million resulting from the loss of a client, a net increase of $1.7 million as compared to 2010. Net revenues included charges for non-cash fair value adjustments to deferred revenues and client incentives of $1.5 million related to the MacAndrews Acquisition. Operating income for the Harland Clarke segment increased by $3.9 million, or 1.6%, to $241.9 million in 2011 from $238.0 million in 2010. The increase in operating income was primarily due to labor cost reductions resulting from restructuring activities, lower depreciation and amortization, a decrease in restructuring costs, the increase in revenues per unit for checks and related products, lower asset impairment charges and declines in general overhead expenses. These increases to operating income were partially offset by the impact of the volume declines. Operating income for 2011 includes charges of $7.7 million for restructuring and $4.5 million for non-cash fair value adjustments related to the MacAndrews Acquisition. Operating income for 2010 includes restructuring charges of $12.3 million.

Net revenues for the Harland Financial Solutions segment increased by $3.1 million, or 1.1%, to $285.8 million in 2011 from $282.7 million in 2010. The increase was primarily due to incremental revenues of $5.9 million from the Parsam acquisition that was completed in December 2010, as well as a $3.0 million increase in software revenues from perpetual license agreements, a $2.3 million increase in early termination fees and a $1.7 million increase in services revenues from new clients. The increases were partially offset by a non-cash change in the recognition of revenue for certain product lines due to undelivered elements within multiple-element contracts for those product lines, which reduced net revenues in 2011 by $4.4 million. In addition, there was a $3.1 million decrease in maintenance revenues driven by industry trends to hosted versus in-house solutions and customers converting from enterprise to term agreements. Net revenues in 2011 included charges for non-cash fair value acquisition accounting adjustments to deferred revenue of $1.0 million related to the Parsam acquisition and $2.0 million related to the MacAndrews Acquisition. Operating income for the Harland Financial Solutions segment increased by $5.3 million, or 10.9%, to $53.9 million in 2011 from $48.6 million in 2010. The increase in operating income was primarily due to the increased revenues, a reduction in direct employee costs, a decrease in professional services, a decrease in the accrued contingent consideration related to the Parsam acquisition, lower restructuring costs and a decrease in compensation expense related to an incentive agreement for an acquisition in 2007. These increases to operating income were partially offset by a non-cash charge of $3.2 million related to the change in recognition of revenue for certain product lines and charges of $3.6 million for non-cash fair value adjustments related to the MacAndrews Acquisition and the Parsam acquisition.

Net revenues for the Scantron segment decreased by $2.5 million, or 1.2%, to $201.2 million in 2011 from $203.7 million in 2010. The acquisitions of GlobalScholar and Spectrum K12 contributed incremental net revenues of $10.2 million and revenues from field services installations increased by $2.7 million in 2011. These increases were more than offset by a decline in the sales of a survey solution to assist financial institutions with the implementation of new federal regulations in 2010 that reduced net revenues by $5.6 million, volume declines in sales of forms that decreased net revenues by $4.5 million, declines in survey services of $2.5 million and a reduction in sales of a web-based solution that reduced net revenues by $2.0 million. Net revenues in 2011 included charges for non-cash fair value acquisition accounting adjustments to deferred revenue of $8.8 million related to the GlobalScholar and Spectrum K12 acquisitions and $0.5 million related to the MacAndrews Acquisition. In addition, the current accounting for revenue recognition for Scantron's recent acquisitions results in a substantial deferral of revenue into future periods for amounts that are billed and collected, while costs related to these sales, with the exception of direct implementation costs, are recognized in the current period. Deferred revenue related to GlobalScholar and Spectrum K12 increased by $28.9 million during 2011. Operating income for the Scantron segment decreased by $147.6 million, to an operating loss of $122.3 million in 2011 from operating income of $25.3 million in 2010. The decrease in operating income was primarily due to non-cash impairment charges of $111.0 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, a negative impact of $54.9 million associated with the GlobalScholar and Spectrum K12 acquisitions, which represents an incremental loss of $50.5 million for these recent acquisitions as compared to 2010, volume declines and the impact of the acquisition accounting adjustments. These decreases to operating income were partially offset by a $22.8 million reduction in the fair value of accrued contingent consideration related to the Global Scholar and Spectrum acquisitions. Operating income for 2011 includes charges of $9.5 million for non-cash fair value adjustments related to acquisitions and $4.5 million for restructuring. Operating income for 2010 includes restructuring costs of $7.2 million and charges of $2.1 million for non-cash fair value adjustments related to acquisitions.

About Harland Clarke Holdings

Harland Clarke Holdings is a holding company that conducts its operations through its direct and indirect, wholly owned operating subsidiaries. Harland Clarke Holdings has three business segments, which are operated by Harland Clarke, Harland Financial Solutions and Scantron. Harland Clarke is a provider of checks and related products, direct marketing services and customized business and home office products. Harland Financial Solutions provides technology products and related services to financial institutions. Scantron is a leading provider of data management solutions and related services to educational, healthcare, commercial and governmental entities. The Company is an indirect, wholly owned subsidiary of M & F Worldwide Corp. ("M & F Worldwide"), which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and, following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings' strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings' Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings' substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings' indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings' clients; (7) the ability to retain Harland Clarke Holdings' key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings' business; (11) interruptions or adverse changes in Harland Clarke Holdings' supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) increased spending on product development and implementation of our products; (13) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron's customers; (14) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (15) Harland Clarke Holdings' ability to successfully integrate and manage acquisitions; (16) Harland Clarke Holdings' ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (17) Harland Clarke Holdings' ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (18) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (19) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.

You should read carefully the factors described in Harland Clarke Holdings' Annual Report on Form 10-K for the year ended December 31, 2011 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings' industries.

Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.

Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings' senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings' executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings' presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Harland Clarke Holdings' cash expenditures and future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Harland Clarke Holdings' working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings' debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings' statements of cash flows; and

•	other companies in Harland Clarke Holdings' industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings' business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings' GAAP results and using EBITDA only supplementally.

Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings' ongoing operating performance. Such items include, but are not limited to, gains and losses on early extinguishment of debt, restructuring costs, intangible asset impairment charges, deferred purchase price compensation related to acquisitions and certain acquisition accounting adjustments. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings' presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Pete Fera
(201) 697-1208

- tables to follow -

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the periods prior to the MacAndrews Acquisition are presented below as ''Predecessor" and the period subsequent to the MacAndrews Acquisition is presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	October 1 to December 21, (unaudited)	Three months ended December 31, (unaudited)	Three months ended December 31, (unaudited)
	2011	2011	2011	2010
Product revenues, net	$27.4	$297.9	$325.3	$329.0
Service revenues, net	7.6	70.8	78.4	77.4
Total net revenues	35.0	368.7	403.7	406.4
Cost of products sold	22.1	180.5	202.6	190.4
Cost of services provided	5.2	38.4	43.6	40.2
Total cost of revenues	27.3	218.9	246.2	230.6
Gross profit	7.7	149.8	157.5	175.8
Selling, general and administrative expenses	10.9	88.8	99.7	99.2
Revaluation of contingent consideration	—	0.3	0.3	0.1
Asset impairment charges	—	109.2	109.2	1.2
Restructuring costs	—	4.3	4.3	7.1
Operating (loss) income	(3.2)	(52.8)	(56.0)	68.2
Interest income	—	0.1	0.1	0.2
Interest expense	(6.5)	(22.8)	(29.3)	(27.6)
(Loss) gain on early extinguishment of debt	(0.1)	—	(0.1)	—
Other income, net	—	—	—	—
(Loss) income before income taxes	(9.8)	(75.5)	(85.3)	40.8
(Benefit) provision for income taxes	(3.8)	(1.6)	(5.4)	14.4
Net (loss) income	$(6.0)	$(73.9)	$(79.9)	$26.4

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the periods prior to the MacAndrews Acquisition are presented below as ''Predecessor" and the period subsequent to the MacAndrews Acquisition is presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	January 1 to December 21,	Year ended December 31, (unaudited)	Year ended December 31,
	2011	2011	2011	2010
Product revenues, net	$27.4	$1,273.2	$1,300.6	$1,344.8
Service revenues, net	7.6	312.8	320.4	326.4
Total net revenues	35.0	1,586.0	1,621.0	1,671.2
Cost of products sold	22.1	772.0	794.1	787.3
Cost of services provided	5.2	159.2	164.4	171.2
Total cost of revenues	27.3	931.2	958.5	958.5
Gross profit	7.7	654.8	662.5	712.7
Selling, general and administrative expenses	10.9	393.3	404.2	389.7
Revaluation of contingent consideration	—	(24.3)	(24.3)	0.3
Asset impairment charges	—	111.6	111.6	3.7
Restructuring costs	—	12.6	12.6	22.3
Operating (loss) income	(3.2)	161.6	158.4	296.7
Interest income	—	0.4	0.4	0.7
Interest expense	(6.5)	(104.8)	(111.3)	(115.5)
(Loss) gain on early extinguishment of debt	(0.1)	—	(0.1)	—
Other income, net	—	13.2	13.2	0.1
(Loss) income before income taxes	(9.8)	70.4	60.6	182.0
(Benefit) provision for income taxes	(3.8)	41.2	37.4	67.8
Net (loss) income	$(6.0)	$29.2	$23.2	$114.2

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the periods prior to the MacAndrews Acquisition are presented below as ''Predecessor" and the period subsequent to the MacAndrews Acquisition is presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	October 1 to December 21, (unaudited)	Three months ended December 31, (unaudited)	Three months ended December 31, (unaudited)
	2011	2011	2011	2010
Net revenues
Harland Clarke segment	$24.3	$265.3	$289.6	$284.3
Harland Financial Solutions segment	6.3	59.8	66.1	72.4
Scantron segment	4.4	43.9	48.3	50.2
Eliminations	—	(0.3)	(0.3)	(0.5)
Total net revenues	$35.0	$368.7	$403.7	$406.4

Operating (loss) income
Harland Clarke segment	$(0.6)	$57.1	$56.5	$55.1
Harland Financial Solutions segment	(0.9)	9.4	8.5	12.0
Scantron segment	(1.4)	(116.3)	(117.7)	6.3
Corporate	(0.3)	(3.0)	(3.3)	(5.2)
Total operating (loss) income	$(3.2)	$(52.8)	$(56.0)	$68.2

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the periods prior to the MacAndrews Acquisition are presented below as ''Predecessor" and the period subsequent to the MacAndrews Acquisition is presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	January 1 to December 21,	Year ended December 31, (unaudited)	Year ended December 31,
	2011	2011	2011	2010
Net revenues
Harland Clarke segment	$24.3	$1,110.6	$1,134.9	$1,191.2
Harland Financial Solutions segment	6.3	279.5	285.8	282.7
Scantron segment	4.4	196.8	201.2	203.7
Eliminations	—	(0.9)	(0.9)	(6.4)
Total net revenues	$35.0	$1,586.0	$1,621.0	$1,671.2

Operating (loss) income
Harland Clarke segment	$(0.6)	$242.5	$241.9	$238.0
Harland Financial Solutions segment	(0.9)	54.8	53.9	48.6
Scantron segment	(1.4)	(120.9)	(122.3)	25.3
Corporate	(0.3)	(14.8)	(15.1)	(15.2)
Total operating (loss) income	$(3.2)	$161.6	$158.4	$296.7

Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA (in millions):

	(unaudited)
	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	October 1 to December 21,	Three months ended December 31,	Three months ended December 31,
	2011	2011	2011	2010
Net (loss) income	$(6.0)	$(73.9)	$(79.9)	$26.4
Interest expense, net	6.5	22.7	29.2	27.4
(Benefit) provision for income taxes	(3.8)	(1.6)	(5.4)	14.4
Depreciation and amortization	5.9	36.4	42.3	39.4
EBITDA	2.6	(16.4)	(13.8)	107.6
Adjustments:
Restructuring costs (a)	—	4.3	4.3	7.1
Acquisition-related deferred compensation and changes in contingent consideration (b)	—	0.3	0.3	0.1
Asset impairment charges (c)	—	109.2	109.2	1.2
Loss on early extinguishment of debt (d)	0.1	—	0.1	—
Gain on sale of marketable securities (e)	—	—	—	—
One-time, non-cash charge (f)	—	1.6	1.6	—
Impact of acquisition accounting adjustments (g)	7.9	2.0	9.9	1.1
Adjusted EBITDA	$10.6	$101.0	$111.6	$117.1

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating income	$(0.7)	$(12.0)	$(12.7)	$(2.9)
Depreciation and amortization	0.1	4.4	4.5	0.1
EBITDA	(0.6)	(7.6)	(8.2)	(2.8)
Adjustments:
Acquisition-related deferred compensation and changes in contingent consideration (b)	—	—	—	0.3
Impact of acquisition accounting adjustments (g)	(0.2)	2.2	2.0	0.9
Adjusted EBITDA from Spectrum K12 and GlobalScholar	$(0.8)	$(5.4)	$(6.2)	$(1.6)

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects charges accrued under deferred purchase price agreements and changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets, primarily related to Scantron's goodwill and tradename.

(d)	Reflects loss from the purchase of Harland Clarke Holdings bonds at less than their fair value.

(e)	Reflects a one-time gain on the sale of marketable securities.

(f)	Reflects a one-time, non-cash charge at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.

(g)	Reflects the non-cash fair value adjustments related to acquisition accounting.

Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA (in millions):

	(unaudited)
	Successor	Predecessor	Combined	Predecessor
	December 22 to December 31,	January 1 to December 21,	Year ended December 31,	Year ended December 31,
	2011	2011	2011	2010
Net (loss) income	$(6.0)	$29.2	$23.2	$114.2
Interest expense, net	6.5	104.4	110.9	114.8
(Benefit) provision for income taxes	(3.8)	41.2	37.4	67.8
Depreciation and amortization	5.9	158.4	164.3	157.9
EBITDA	2.6	333.2	335.8	454.7
Adjustments:
Restructuring costs (a)	—	12.6	12.6	22.3
Acquisition-related deferred compensation and changes in contingent consideration (b)	—	(24.3)	(24.3)	1.4
Asset impairment charges (c)	—	111.6	111.6	3.7
Loss on early extinguishment of debt (d)	0.1	—	0.1	—
Gain on sale of marketable securities (e)	—	(13.2)	(13.2)	—
One-time, non-cash charge (f)	—	1.6	1.6	—
Impact of acquisition accounting adjustments (g)	7.9	9.7	17.6	2.7
Adjusted EBITDA	$10.6	$431.2	$441.8	$484.8

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating income	$(0.7)	$(54.2)	$(54.9)	$(4.4)
Depreciation and amortization	0.1	18.5	18.6	0.2
EBITDA	(0.6)	(35.7)	(36.3)	(4.2)
Adjustments:
Restructuring costs (a)	—	2.5	2.5	—
Acquisition-related deferred compensation and changes in contingent consideration (b)	—	(0.5)	(0.5)	0.5
Impact of acquisition accounting adjustments (g)	(0.2)	9.0	8.8	1.8
Adjusted EBITDA from Spectrum K12 and GlobalScholar	$(0.8)	$(24.7)	$(25.5)	$(1.9)

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects charges accrued under deferred purchase price agreements and changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets, primarily related to Scantron's goodwill and tradename.

(d)	Reflects loss from the purchase of Harland Clarke Holdings bonds at less than their fair value.

(e)	Reflects a one-time gain on the sale of marketable securities.

(f)	Reflects a one-time, non-cash charge at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.

(g)	Reflects the non-cash fair value adjustments related to acquisition accounting.